Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jean C. Neel
Vice President – Corporate Affairs
Haynes International, Inc.
765-456-6489

HAYNES INTERNATIONAL, INC. ANNOUNCES RATIFICATION OF LABOR AGREEMENT

KOKOMO, IN, July 10, 2018 – Haynes International, Inc. (Nasdaq: HAYN) (the “Company”) announced today that membership of the United Steelworkers Local 2958 (the “USW”) has ratified an agreement covering approximately 482 employees at the Company’s Kokomo, Indiana plant.

“This agreement was the result of a lot of hard work on the part of everyone involved,” said Jean C. Neel, Vice President – Corporate Affairs.  “We are pleased that our employees have shown their support for the agreement.  It represents a true effort to collaboratively address the needs of the employees, while also addressing the costs and manufacturing process improvements that our Company needs in order to be competitive in today’s challenging market conditions.”

The Company and the USW reached a tentative agreement on July 1, 2018.  This agreement succeeds an existing agreement that expired June 30, 2018.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, chemical processing and land-based gas turbine industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact made in this press release are forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, those risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2017. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.